Exhibit 99.4

BYLAWS

OF

NEW FORTRESS ENERGY INC.

A Delaware Corporation

Effective August 7, 2020

i

ii

iii

BYLAWS

OF

NEW FORTRESS ENERGY INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.          Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Corporation in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Corporation shall be located at 111 W. 19th Street, 8th Floor, New York, New York 10011 or such other place as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate by notice to the stockholders.

Section 2.          Other Offices.  The Corporation may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.          Place of Meetings.  The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 2.          Annual Meetings.  All acts of stockholders to be taken hereunder, or under the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise, shall be taken in the manner provided in this Article II. An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. Subject to the provisions of the DGCL or if otherwise authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt in accordance with the DGCL, stockholders and proxyholders not physically present at a meeting of stockholders may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Corporation shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, to provide such stockholders or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such stockholders or proxyholders. A failure to hold the annual meeting of the stockholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Corporation shall not affect otherwise valid acts of the Corporation or work a forfeiture or dissolution of the Corporation. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 18 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or Director. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of stockholders entitled to vote, and the form of notice of such meeting.

Section 3.          Special Meetings.  Unless otherwise required by law or by the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board or a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. No stockholders or group of stockholders, acting in its or their capacity as stockholders, shall have the right to call a special meeting of the stockholders, except that if any Consenting Entities or their Affiliates collectively own Outstanding Voting Shares that represent a Share Majority, such Consenting Entities may call a special meeting of the stockholders.

Section 4.          Notice.  Notice, stating the place, day and hour of any annual or special meeting of the stockholders, as determined by the Board of Directors, and (i) in the case of a special meeting of the stockholders, the purpose or purposes for which the meeting is called, as determined by the Board of Directors if applicable, or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Article VI Section 1 to each Record Holder, as of the applicable Record Date for such meeting, of Shares entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the stockholders at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the stockholders.

Section 5.          Adjournments and Postponements.  Any meeting of the stockholders may be adjourned by the chairman of the meeting from time to time to reconvene at the same or some other place and at such time and date as announced at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days or if a new Record Date and notice is required under applicable law or these By-Laws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article II.

Section 6.          Quorum.  Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, at any meeting of the stockholders, the holders of a majority of the Outstanding Voting Shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the stockholders requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of matters to stockholders for approval and the election of Directors shall occur only at a meeting of the stockholders duly called and held in accordance with the Certificate of Incorporation and these By-Laws at which a quorum is present; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares required under applicable law, the Certificate of Incorporation or these By-Laws. Any meeting of stockholders may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

Section 7.          Voting and Other Rights.  Unless otherwise provided in the Certificate of Incorporation, each Outstanding Class A Share and each Outstanding Class B Share shall be entitled to one vote per Share on all matters submitted to stockholders for approval and in the election of Directors. All matters (other than the election of Directors) submitted to stockholders for approval shall be determined by a majority of the votes cast affirmatively or negatively by stockholders holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the DGCL, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of the Certificate of Incorporation or these By-Laws, in which case the approval of stockholders holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. Directors will be elected by a plurality of the votes cast for a particular position. All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the stockholder or proxyholder. Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 11 of this Article II shall be entitled to notice of, and to vote at, a meeting of stockholders or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in these By-Laws to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Corporation shall be entitled to assume it is so acting without further inquiry.

Section 8.          Proxies and Voting.  On any matter that is to be voted on by stockholders, the stockholders may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of these By-Laws, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9.          Consent of Stockholders in Lieu of Meeting.  On any matter that is to be voted on, consented to or approved by stockholders, the stockholders may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted.

Section 10.        List of Stockholders Entitled to Vote.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class or series of Shares and showing the address of each such stockholder and the number of Outstanding Voting Shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11.         Record Date.

(a)          For purposes of determining the stockholders entitled to notice of or to vote at a meeting of the stockholders, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (subject to compliance with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading).  If no Record Date is fixed by the Board of Directors, the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.  A determination of Record Holders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

(b)          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12.         Stock Ledger.   The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 10 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders.  As used herein, the stock ledger of the Corporation shall refer to one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of Shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 13.         Conduct of Meetings.  To the extent permitted by applicable law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article II, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law, the Certificate of Incorporation and these By-Laws as it may deem advisable concerning the conduct of any meeting of the stockholders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 14.         Inspectors of Election.  The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

Section 15.         Nomination of Directors.  Except to the extent otherwise provided in clause (3) of Article SEVENTH of the Certificate of Incorporation with respect to vacancies and subject to the rights of certain stockholders to nominate Persons for election to the Board of Directors pursuant to the Shareholders Agreement, only persons who are nominated in accordance with the procedures set forth in Article II Section 16(b) of these By-Laws shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in any share designation with respect to the right of stockholders of any class of Shares to nominate and elect a specified number of Directors in certain circumstances.

Section 16.         Notice of Stockholder Business and Nominations
.
(a)          Subject to clause (3) of Article SEVENTH of the Certificate of Incorporation, Article III of these By-Laws and the rights of certain stockholders to nominate Persons for election to the Board of Directors pursuant to the Shareholders Agreement, nominations of Persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Article II Section 4 of these By-Laws, (ii) by or at the direction of the Board of Directors, (iii) for nominations to the Board of Directors only, by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 16 and who was a Record Holder of a sufficient number of Outstanding Voting Shares as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Voting Shares, or (iv) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (c) or (d) of this Section 16 and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Corporation.

(b)          For nominations to be properly brought before an annual meeting by a stockholder pursuant to Article II Section 16(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that, if the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first mailed). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 16(b). Such stockholder’s notice shall set forth: (A) as to each Person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and the class or series and number of Shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(c)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Article II Section 16(a)(iv), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such business must be a proper matter for stockholder action under the Certificate of Incorporation, these By-Laws and the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s Outstanding Shares required under the Certificate of Incorporation, these By-Laws or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s Outstanding Voting Shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 16, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first made publicly available, whether by mailing, by filing with the Commission or by posting on an internet web site). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 16(c). Such stockholder’s notice shall set forth: (A) as to each Person whom the stockholder proposes to nominate for election or reelection as a Director (1) the name, age, business address and residence address of such Person, (2) the principal occupation or employment of such Person, (3) the class or series and number of all Shares of the Corporation which are owned beneficially or of record by such Person and any affiliates or associates of such Person, (4) the name of each nominee holder of Shares of the Corporation owned beneficially but not of record by such Person or any affiliates or associates of such Person, and the number of such Shares of the Corporation held by each such nominee holder, (5) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person or any affiliates or associates of such Person, with respect to Shares of the Corporation, (6) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Corporation) has been made by or on behalf of such Person or any affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Corporation for such Person or any affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person or any affiliates or associates of such Person with respect to Shares of the Corporation, (7) such Person’s written representation and agreement that such Person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if elected as a Director, will act or vote on any issue or question, (II) is not and will not become party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation in such representation and agreement and (III) in such Person’s individual capacity, would be in compliance, if elected as a Director, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics and Share ownership and trading policies and guidelines of the Corporation and (8) any other information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and a written questionnaire delivered to the Secretary of the Corporation with respect to the background and qualification of such Person to serve as a Director and the background of any other Person on whose behalf the nomination is being made, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of Shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) the name of each nominee holder of Shares of the Corporation owned beneficially but not of record by such stockholder or any affiliates or associates of such stockholder, and the number of such Shares of the Corporation held by each such nominee holder, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or any affiliates or associates of such stockholder, with respect to Shares of the Corporation, (5) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Corporation) has been made by or on behalf of such stockholder or any affiliates or associates of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Corporation for such stockholder or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any affiliates or associates of such stockholder with respect to Shares of the Corporation, (6) a description of (I) in the case of any nomination, all agreements, arrangements or understandings (whether written or oral) between such stockholder or any affiliates or associates of such stockholder, and any proposed nominee for election as a Director, or any affiliates or associates of such proposed nominee, (II) all agreements, arrangements or understandings (whether written or oral) between such stockholder or any affiliates or associates of such stockholder, and any other Person or Persons (including their names) pursuant to which the nomination(s) or other business proposal(s) are being made by such stockholder, or otherwise relating to the Corporation or their ownership of Shares of the Corporation and (III) any material interest of such stockholder or any affiliates or associates of such stockholder, in such nomination or other business proposal, including any anticipated benefit therefrom to such stockholder or any affiliates or associates of such stockholder, (7) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the Person named or propose the business described in its notice, (8) any other information relating to such stockholder that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act and (9) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s Outstanding Voting Shares required under the Certificate of Incorporation, these By-Laws or Delaware law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s Outstanding Shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(d)          Notwithstanding anything in the second sentence of Article II Section 16(b) or the second sentence of Article II Section 16(c) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders, then a stockholder’s notice required by this Section 16 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e)          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 4 of this Article II. Subject to clause (3) of Article SEVENTH of the Certificate of Incorporation and the rights of certain stockholders to nominate Persons for election to the Board of Directors pursuant to the Shareholders Agreement, nominations of Persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 16 and who was a Record Holder of a sufficient number of Outstanding Voting Shares as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Voting Shares, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complies with the notice procedures set forth in paragraph (c) or (d) of this Section 16 and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of Persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by Article II Section 16(b) or Article II Section 16(c) for an annual meeting shall be delivered to the Secretary of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(f)          Except to the extent otherwise provided in clause (3) of Article SEVENTH of the Certificate of Incorporation with respect to vacancies and subject to the rights of certain stockholders to nominate Persons for election to the Board of Directors pursuant to the Shareholders Agreement, only Persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 16 and, if any proposed nomination or business is not in compliance with this Section 16, to declare that such defective proposal or nomination shall be disregarded.

(g)          Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. Nothing in this Section 16 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)          A stockholder providing notice of nomination or any other business proposed to be brought before any meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Article II Section 16(b) or Article II Section 16(c), as applicable, shall be true and correct as of the Record Date for such meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation not later than five (5) business days after the Record Date for such meeting.

ARTICLE III

DIRECTORS

Section 1.          Duties and Powers.  Except as otherwise expressly provided in these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. As provided in Article IV of these By-Laws, the Board of Directors shall have the power and authority to appoint Officers of the Corporation. No stockholder, by virtue of its status as such, shall have any management power over the business and affairs of the Corporation or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Corporation. Except as otherwise expressly provided in these By-Laws and subject to Article ELEVENTH of the Certificate of Incorporation, in addition to the powers that now or hereafter can be granted to directors under the DGCL and to all other powers granted under any other provision of these By-Laws, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Corporation, to exercise all powers set forth in Article THIRD of the Certificate of  Incorporation and to effectuate the purposes set forth in Article THIRD of the Certificate of  Incorporation, including the following:

(a)          the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b)          the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Corporation;

(c)          the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Corporation or the merger or other combination of the Corporation with or into another Person (subject, however, to any prior approval of stockholders that may be required by the Certificate of Incorporation, these By-Laws or pursuant to applicable law);

(d)          the use of the assets of the Corporation (including cash on hand) for any purpose consistent with the terms of the Certificate of Incorporation or these By-Laws, including the financing of the conduct of the operations of the Corporation and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Corporation and its Subsidiaries; and the making of capital contributions to any stockholder of the Corporation or any of its Subsidiaries;

(e)          the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Corporation under contractual arrangements to all or particular assets of the Corporation);

(f)          the declaration and payment of distributions of cash or other assets to stockholders;

(g)          the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h)          the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(i)          the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j)          the control of any matters affecting the rights and obligations of the Corporation, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k)          the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l)          the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(m)          the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(n)          the undertaking of any action in connection with the Corporation’s interest or participation in any Group Member;

(o)          the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Corporation under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by stockholders or other securityholders); and

(p)          the execution and delivery of agreements with Affiliates of the Corporation to render services to a Group Member.

Section 2.          Meetings.  The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.  The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman of the Board, the Chief Executive Officer, or, upon a resolution adopted by the Board of Directors, by the Secretary on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.          Organization.  The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”), or two or more of its members as Co-Chairmen of the Board (each, a “Co-Chairman of the Board”). At each meeting of the Board of Directors, the Chairman or any Co-Chairman of the Board or, in the absence of a Chairman or Co-Chairman of the Board, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.          Resignations and Removals of Directors.  Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Chairman or any Co-Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in clause (3) of Article SEVENTH of the Certificate of Incorporation.

Section 5.          Quorum.  Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, (a) at all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business, (b) at all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum and (c) the act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 6.          Actions of the Board by Written Consent.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 7.          Meetings by Means of Conference Telephone.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 8.          Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more other committees consisting of one or more Directors of the Corporation, which, to the extent permitted by law and provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of these By-Laws, the DGCL and the Certificate of Incorporation, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the stockholders, any action or matter, other than the election or removal of Directors, expressly required by these By-Laws, the DGCL or the Certificate of Incorporation to be submitted to stockholders for their approval, or to authorize the issuance of Shares, except that such a committee may, to the extent provided in such resolutions, (a) grant and authorize options and other rights with respect to the Shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of Shares authorized by the Board of Directors. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Corporation shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 9.          Remuneration.  Each Director shall receive remuneration for such Director’s services as determined by the Board of Directors at any time and from time to time by resolution. The Board of Directors may also likewise provide that the Corporation shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 9 shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section 10.          Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such Director’s or Officer’s vote is counted for such purpose if: (i) the material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

Section 11.          New Fortress Intermediate.  To the extent permitted by law, the Board of Directors, in its capacity as the managing member of New Fortress Intermediate, shall have the right to approve amendments to the New Fortress Intermediate operating agreement relating to the mechanics of a redemption of New Fortress Intermediate units (together with Class B Shares) for Class A Shares without any duty to the Corporation.

ARTICLE IV

OFFICERS

Section 1.          General.  The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Article IV. The Officers of the Corporation may include a Chairman of the Board, one or more Co-Chairmen of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board of Directors.

Section 2.          Resignation and Removal.  Any Officer may resign at any time upon written notice to the Corporation. Any Officer, agent or employee of the Corporation may be removed by either the Chairman of the Board or the Board of Directors with or without cause at any time. The Board of Directors hereby also delegates the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors to the Chairman of the Board. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 3.          Voting Securities Owned by the Corporation.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer, any President or Co-President, the Chief Operating Officer or any other Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entities.

Section 4.          Chairman of the Board of Directors and Chief Executive Officer.  Subject to Article ELEVENTH of the Certificate of Incorporation, the Chairman of the Board shall be the Chief Executive Officer of the Corporation unless the Board of Directors elects another Person as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Corporation except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and shall have such other powers and duties as designated in accordance with the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Board of Directors. If elected, the Chairman of the Board or any Co-Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and shall have such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him, her or them by the Board of Directors.

Section 5.          Senior Officers.  Unless the Board of Directors otherwise determines, the Chief Operating Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation. Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board or any Co-Chairman of the Board or if there be no Chairman of the Board or Co-Chairman of the Board, the Board of Directors may designate the Chief Operating Officer or a  President or Co-President to preside at all meetings of the stockholders and (should he or she be a Director) of the Board of Directors. The Chief Operating Officer and each  President and Co-President shall have such other powers and duties as designated in accordance with the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Board of Directors. In the absence of a Chief Operating Officer, President or Co-President or in the event of an inability or refusal of the Chief Operating Officer and all Presidents and Co-Presidents to act, a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of a President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Corporation shall so act. A Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.

Section 6.          Treasurer and Assistant Treasurer.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation and shall have such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 7.          Secretary and Assistant Secretary.  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

Section 8.          Other Officers.  The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

ARTICLE V

STOCK

Section 1.          Certificates.  Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates. Certificates that are issued shall be executed on behalf of the Corporation by the Chairman of the Board, President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Corporation. No Certificate for a class of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Shares; provided, however, that if the Board of Directors elects to cause the Corporation to issue Shares of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Corporation. The Shares of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of Shares. The Shares of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or the Transfer Agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated Shares and upon compliance with appropriate procedures for transferring Shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the Shares are then represented by certificates), cancel the old certificate and record the transaction upon its books.

Section 2.          Signatures.  Each certificated Share shall be signed, countersigned and registered in the manner required by law. In case any officer, the Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Corporation on certificates representing Shares is expressly permitted by these By-Laws.

Section 3.          Lost or Mutilated Certificates.  If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Corporation has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation. If a stockholder fails to notify the Corporation within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Corporation or the Transfer Agent receives such notification, the stockholder shall be precluded from making any claim against the Corporation or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.          Transfer of Shares.  The Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for Shares of the Corporation to the extent permitted by applicable law.  The Corporation may enter into additional agreements with stockholders to restrict the transfer of Shares of the Corporation in any manner not prohibited by the DGCL.

Section 5.          Settlement of Transactions.  Nothing contained in these By-Laws shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 6.          Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.          Record Owners.  The Corporation shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Corporation on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 8.          Splits and Combinations.

(a)          Subject to the provisions of the DGCL, the Corporation may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event and subject to the effect of Section 8(d) of this Article V, each stockholder shall have the same proportionate ownership of such class or series of Shares of capital stock of the Corporation as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted.

(b)          Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not more than 10 days prior to the date of such notice.

(c)          Promptly following any such distribution, subdivision or combination, the Corporation may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Corporation shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)          The Corporation shall not issue fractional Shares upon any distribution, subdivision or combination of Shares.

Section 9.          Class B Shares.  Class B Shares shall be exchangeable for Class A Shares on the terms and subject to the conditions set forth in the Amended and Restated Limited Liability Agreement of New Fortress Intermediate, as it may be amended, restated, supplemented and otherwise modified from time to time (the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon redemption of the outstanding Class B Shares for Class A Shares pursuant to the LLC Agreement, such number of Class A Shares that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude New Fortress Intermediate or the Corporation from satisfying its rights or obligations in respect of any such redemption of Class B Shares pursuant to the LLC Agreement by delivering to the holder of Class B Shares upon such redemption, cash in lieu of Class A Shares in the amount permitted by and provided in the LLC Agreement or Class A Shares which are held in the treasury of the Corporation. All Class A Shares that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.

ARTICLE VI

NOTICES

Section 1.          Notices.  Any notice, demand, request, report or proxy materials required or permitted to be given or made to a stockholder under these By-Laws shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the stockholder at the address described below. Any notice, payment or report to be given or made to a stockholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Corporation, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a stockholder shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 1 executed by the Corporation, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery service outside the United States of America) and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Corporation of a change in his address) or other delivery if they are available for the stockholder at the principal office of the Corporation for a period of one year from the date of the giving or making of such notice, payment or report to the other stockholders. Any notice to the Corporation shall be deemed given if received by the Secretary at the principal office of the Corporation designated pursuant to Article I of these By-Laws. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a stockholder or other Person if believed by it to be genuine. The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under these By-Laws by use of e-mail and other forms of electronic communication.

Section 2.          Waivers of Notice.  Whenever notice to the stockholders is required to be given under applicable law, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws. All waivers and approvals shall be filed with the Corporation records or made part of the minutes of the meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 1.          Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other Person or Persons as the Board of Directors may from time to time designate.

Section 2.          Fiscal Year.  The fiscal year of the Corporation shall be a calendar year ending December 31, unless otherwise determined by the Board of Directors.

Section 3.          Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4.          Title to Corporation Assets.  Title to Corporation assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Corporation as an entity, and no stockholder, Director or Officer, individually or collectively, shall have any ownership interest in such Corporation assets or any portion thereof. Title to any or all of the Corporation assets may be held in the name of the Corporation or one or more nominees, as the Board of Directors may determine. All Corporation assets shall be recorded as the property of the Corporation in its books and records, irrespective of the name in which record title to such Corporation assets is held.

Section 5.          Construction.  Unless the context requires otherwise: (a) any pronoun used in these By-Laws shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of these By-Laws; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Section 6.          Formation.  The Corporation has been converted to, and incorporated as, a corporation pursuant to the provisions of the DGCL.  Except as expressly provided to the contrary in the Certificate of Incorporation or these By-Laws, the rights, duties, liabilities and obligations of the stockholders and the administration, dissolution and termination of the Corporation shall be governed by the DGCL.  All Shares shall constitute personal property of the owner thereof for all purposes and a stockholder has no interest in specific Corporation property.

Section 7.          Records and Accounting.  The Board of Directors shall keep or cause to be kept at the principal office of the Corporation appropriate books and records with respect to the Corporation’s business, including all books and records necessary to provide to the stockholders any information required to be provided pursuant to these By-Laws or under applicable law. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the stockholders, books of account and records of Corporation proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Corporation shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 8.          Reports.

(a)          As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Corporation, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Corporation for such fiscal year of the Corporation, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b)          As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Corporation and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

(c)          The Corporation shall be deemed to have made a report available to each Record Holder as required by this Section 8 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Corporation.

Section 9.          Invalidity of Provisions.  If any provision of these By-Laws is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and these By-Laws shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 10.          Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in these By-Laws.

(a)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)          “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

(c)          “Certificate” means a certificate in such form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more Shares.

(d)          “Class A Share” means a Share in the Corporation designated as a “Class A Share.”

(e)          “Class B Share” means a Share in the Corporation designated as a “Class B Share.”

(f)          “Commission” means the United States Securities and Exchange Commission.

(g)          “Common Shares” means any Shares that are not Preferred Shares, and for the avoidance of doubt includes Class A Shares and Class B Shares.

(h)          “Company Group” means the Corporation and each Subsidiary of the Corporation.

(i)          “Consenting Entities” means NFE WE LLC and NFE RN LLC.

(j)          “Director” means a member of the Board of Directors of the Corporation.

(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(l)          “FEP” means Fortress Equity Partners (A) LP.

(m)          “Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

(n)          “Group Member” means a member of the Company Group.

(o)          “Indemnified Person” means (a) any Person who is or was a Director or Officer of the Corporation or its predecessor, (b) any Person who is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (c) FEP and Fortress Investment Group LLC and their respective Affiliates, (d) the Consenting Entities and their respective Affiliates and (e) any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws.

(p)          “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

(q)          “New Fortress Holdings” means New Fortress Energy Holdings LLC, a Delaware limited liability company.

(r)          “New Fortress Intermediate” means New Fortress Intermediate LLC, a Delaware limited liability company.

(s)          “Outstanding” means, with respect to Shares, all Shares that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination.

(t)          “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

(u)          “Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to share profits or losses or items thereof, (ii) the right to share in Corporation distributions, or (iii) rights upon dissolution or liquidation of the Corporation.

(v)          “Quarter” means, unless the context requires otherwise, a fiscal quarter of the Corporation.

(w)          “Record Date” means the date established by the Board of Directors for determining (i) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of stockholders or entitled to exercise rights in respect of any lawful action of stockholders or (ii) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

(x)          “Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Corporation has caused to be kept as of the opening of business on such Business Day.

(y)          “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(z)          “Share” means a share issued by the Corporation that evidences a stockholder’s rights, powers and duties with respect to the Corporation pursuant to these By-Laws and the DGCL. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

(aa)          “Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.

(bb)          “Shareholders Agreement” means the Shareholders’ Agreement, dated as of February 4, 2019, by and among the Corporation, New Fortress Holdings, Wesley R. Edens and Randal A. Nardone, as it may be amended.

(cc)          “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person. For the avoidance of doubt, New Fortress Intermediate and its Subsidiaries shall be deemed to be Subsidiaries of the Corporation.

(dd)          “transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a stockholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(ee)          “Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Corporation or one of its Affiliates) as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Corporation shall act in such capacity.

(ff)          “Voting Shares” means the Class A Shares, the Class B Shares and any other class of Shares issued after the date of this Certificate of Incorporation that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of stockholders.

ARTICLE VIII

INDEMNIFICATION

Section 1.          Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such Indemnified Person (a) is or was a Director or Officer of the Corporation or its predecessor, is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary) (provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (b) is or was FEP, Fortress Investment Group LLC or their respective Affiliates, (c) is or was a Consenting Entity or their respective Affiliates or (d) is or was any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws, in each case of clauses (a), (b), (c) and (d), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

Section 2.          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Indemnified Person is or was a Director or Officer of the Corporation or its predecessor, is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary) (provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), is or was FEP, Fortress Investment Group LLC or their respective Affiliates, is or was a Consenting Entity or their respective Affiliates or is or was any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws, against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of such action or suit if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.          Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made, with respect to an Indemnified Person who is a Director or Officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to any other Indemnified Person, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case.

Section 4.          Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnified Person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnified Person by the Officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.          Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.          Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such expenses (including attorneys’ fees) incurred by Indemnified Persons that are former Directors or Officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.          Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Indemnified Person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the Persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.          Insurance.  The Corporation may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Indemnified Person and incurred by such Indemnified Person in any capacity as an Indemnified Person, or arising out of such Person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.

Section 9.           Certain Definitions.  For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any Person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued.  The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Corporation as a director, officer, employee or agent.  For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.         Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a Person.

Section 11.         Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any Indemnified Person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.         Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to Indemnified Persons.

Section 13.         Indemnification with  Respect to Employee Benefit Plans.  Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Corporation (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VIII, to the maximum extent permitted by law.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1.          Forum for Adjudication of Certain Disputes.

(a)          Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director or Officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws, or (iv) any action asserting a claim against the Corporation or any Director or Officer or other employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1.

(b)          If any provision or provisions of this Section 1 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legal and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 1 (including, without limitation, each portion of any sentence of this Section 1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(c)          To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Article IX Section 1(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article IX Section 1(a) (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE X

AMENDMENTS

Section 1.          General.  Except as provided in Sections 2, 3 and 4 of this Article X, the Board of Directors may amend any of the terms of these By-Laws but only in compliance with the terms, conditions and procedures set forth in this Section 1. If the Board of Directors desires to amend any provision of these By-Laws other than pursuant to Section 3 of this Article X, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the stockholders or (iii) seek the written consent of the stockholders. Such special or annual meeting shall be called and held upon notice in accordance with these By-Laws. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of stockholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under the Certificate of Incorporation, these By-Laws, applicable law or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading.

Section 2.          Super-Majority Amendments.  Notwithstanding Section 1 of this Article X, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 2 or Section 4(b) of this Article X.

Section 3.          Amendments to be Adopted Solely by the Board of Directors.  Notwithstanding Section 1 of this Article X, the Board of Directors, without the approval of any stockholder, may amend any provision of these By-Laws, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)          a change in the name of the Corporation, the location of the principal place of business of the Corporation, the registered agent of the Corporation or the registered office of the Corporation;

(b)          a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the stockholders (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DGCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Corporation and the stockholders, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 8 of Article V of these By-Laws or (v) is required to effect the intent of the provisions of the Certificate of Incorporation or these By-Laws or is otherwise contemplated by the Certificate of Incorporation or these By-Laws;

(c)          a change in the fiscal year or taxable year of the Corporation and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Corporation;

(d)          an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Corporation or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(e)          an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Article FOURTH of the Certificate of Incorporation;

(f)          any amendment expressly permitted in the Certificate of Incorporation or these By-Laws to be made by the Board of Directors acting alone;

(g)          an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Certificate of Incorporation and these By-Laws;

(h)          an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Corporation of activities permitted by the terms of Article THIRD of the Certificate of Incorporation;

(i)          a merger, conversion or conveyance approved in accordance with the requirements of the DGCL, the Certificate of Incorporation and these By-Laws; or

(j)          any other amendments substantially similar to the foregoing.

Section 4.          Amendment Requirements.

(a)          Notwithstanding the provisions of Sections 1 and 3 of this Article X (other than Section 3(b)(iv) of this Article X), no provision of the Certificate of Incorporation or these By-Laws that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b)           Notwithstanding the provisions of Sections 1 and 3 of this Article X (other than Section 3(b)(iv) of this Article X), but subject to the provisions of Section 2 of this Article X, no amendment to the Certificate of Incorporation or these By-Laws may (i) enlarge the obligations of any stockholder without its consent, unless such shall occur as a result of an amendment approved pursuant to Section 4(c) of this Article X or (ii) change the term of the Corporation.

(c)          Without limitation of the Board of Directors’ authority to adopt amendments to the Certificate of Incorporation or these By-Laws without the approval of any stockholders as contemplated in Section 1 of this Article X, and notwithstanding the provisions of Section 1 of this Article X, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.

(d)          Notwithstanding the provisions of Sections 1 and 3 of this Article X (other than Section 3(b)(iv) of this Article X), so long as the Consenting Entities or their Affiliates collectively directly or indirectly own at least 30% of the outstanding Shares, no amendment to Article ELEVENTH of the Certificate of Incorporation may be made without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its Affiliates owns at least one Share).

* * *

Adopted as of: August 3, 2020

Last Amended as of: N/A